UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  June 27, 2018

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA  91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. — Material Definitive Agreement

On June 27, 2018, LTC Properties, Inc. (“LTC”) entered into a Second Amended and Restated unsecured credit agreement (“the Credit Agreement”) to replace LTC’s previous unsecured credit agreement dated October 14, 2014.  The Credit Agreement maintains the $600 million aggregate commitment of the lenders under the prior agreement and provides for the opportunity to increase the commitment size of the Credit Agreement up to a total of $1 billion.  The Credit Agreement extends the maturity of the Credit Agreement to June 27, 2022 and provides for a one year extension option at LTC’s discretion, subject to customary conditions.  Additionally, the Credit Agreement decreases the interest rate margins and converts from the payment of unused commitment fees to a facility fee.  As of June 27, 2018, LTC had $59 million outstanding under the unsecured revolving credit facility with pricing under the new Credit Agreement at LIBOR plus 115 basis points and a facility fee of 20 basis points.

The following banks are participants in the Credit Agreement: Bank of Montreal, as Administrative Agent, BMO Capital Markets Corp., as Co Lead Arranger and Joint Book Runner, KeyBank National Association, as Syndication Agent, KeyBanc Capital Markets, Inc. as Co-Lead Arranger and Joint Book Runner, Wells Fargo Bank, National Association as Documentation Agent, Wells Fargo Securities LLC as Co-Lead Arranger and Joint Book Runner and Royal Bank of Canada, MUFG Union Bank, N.A., Citizens Bank, N.A, Credit Agricole CIB and Mizuho Bank, Ltd. as lenders.

A copy of the Credit Agreement is filed as Exhibit 10.1 hereto, and is hereby incorporated by reference. The above summary of the Credit Agreement is qualified in its entirety by reference to such document.

The Credit Agreement contains customary representations, warranties, and agreements. The representations, warranties, and covenants contained in the Credit Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Credit Agreement, and may be subject to limitations agreed upon by such parties. The representations, warranties, and covenants in the Credit Agreement should be read only in conjunction with the other information that LTC makes publicly available in reports, statements, and other documents filed with the Securities and Exchange Commission.

Item 2.03. — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is hereby incorporated by reference.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(d) Exhibits.

10.1	Credit Agreement dated as of June 27, 2018.

99.1	Press Release issued June 28, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: June 28, 2018	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
Chairman, CEO & President